                                                                    Exhibit 14.1

Acorn IRA plan



Acorn Fund
Acorn International
Acorn USA
No-Load Funds


IRA and SEP-IRA Plan
and Applications


Managed by
Wanger Asset Management, L.P.

Dear Investor:


Thank you for your interest in the Acorn family of funds. We hope you find this IRA booklet informative and helpful. At Acorn, we understand how important it is to plan for your future. Investing for your retirement today will give your savings the advantage of time and the power of compounding over the long haul.

How? An IRA provides the special advantage of tax-deferred compounding. Your investment grows year after year with no annual tax payments of the earnings in your account until you begin to withdraw from your IRA. This means that you can save more with an IRA than with a comparable taxable investment. What's more, all or part of your contribution may be deductible from your current taxes, providing additional tax savings.

Investing with the Acorn funds helps you save money. The Acorn funds are 100% no-load, which means that all of your money goes to work for you immediately. What's more, there are no sales charges, and no 12b-1 fees or back-end load fees, so all of your dollars are invested at net asset value. Acorn invests in companies for the long-term (usually 3-5 years), so our turnover rate is low. This minimizes both trading costs and shareholders' taxes. All these factors add up to greater value for our shareholders.

Whether you are opening a new IRA, making your annual IRA contribution, moving an existing IRA from another institution, or rolling over money from an employer-sponsored retirement plan, Acorn can help you save for your retirement. This booklet contains everything you need to open an IRA at Acorn. Please take a moment to read it carefully. If you have any questions or need help with any of the forms, please call us at 1-800-962-1585.

We invite you to squirrel away your acorns for a day when you really need them, and look forward to a long and mutually rewarding relationship with you.

Happy investing,


/s/ Ralph Wanger
Ralph Wanger
President

WAM Brokerage Services, L.L.C., Distributor. Member, NASD
227 West Monroe Street, Suite 3000, Chicago, Illinois 60606

General Information about the Individual Retirement Account Plan

Can anyone open an Acorn IRA?

Once you have reached legal age, you may open or contribute to an Acorn IRA in any year before the year in which you reach age 70 1/2 and in which you have earnings from employment or self-employment. You may make your contribution for any year until April 15 of the following year.

How much can I contribute?

The annual contribution limit for an IRA is the lesser of $2,000 or 100% of compensation (including alimony and separate maintenance payments) for the year. You may contribute the maximum amount to your IRA even if you and/or your spouse participate in an employer-sponsored retirement program or a Keogh plan (although some or all of your contribution may not be tax-deductible, as explained below).

Why use an IRA?

One of the keys to successful retirement planning is effectively using the time you have until you actually retire. This means saving regularly and starting now. An IRA is an exceptional way to save for retirement because it offers the opportunity for long-term growth and the benefit of tax-deferred compounding. This means that your earnings, both dividends and capital gains, grow free of current taxes. You pay no taxes on the growth of your IRA until you withdraw from it.

The following table shows the effects of tax-deferred compounding of earnings

Advantages of Tax-Deferred Compounding

[CHART APPEARS HERE]

TAXABLE INVESTMENT

10 YEARS      20 YEARS     30 YEARS
--------      --------     --------
$29,400       $86,697      $198,360

TAX-DEFERRED IRA

10 YEARS      20 YEARS     30 YEARS
--------      --------     --------
$35,062       $126,005     $361,887

This chart shows the value of your IRA's tax-deferred advantage. Our example assumes a $2,000 contribution at the beginning of each year for 10, 20, and 30 years, a 31% tax bracket, and a constant earnings rate of 10% annually.
-------------------------------------------------------------------------------

compared to a similar taxable investment. This is a hypothetical example for illustrative purposes only and does not represent the performance of any mutual fund.

In addition to the benefits of tax-deferred compounding, you may be able to reduce your current income taxes by taking a tax deduction for a part or all of your contributions in the years in which you add to your IRA. Whether all or part of your annual contribution is deductible depends upon the amount of your income for the year and whether you or your spouse participate in an employer's qualified retirement plan. Even if your contribution for a given year is non-deductible, you may contribute the maximum amount to your IRA for that year. (Please see your tax adviser for additional information and reporting requirements.)

General Information about the Individual Retirement Account Plan


The following chart shows the extent of your contribution's deductibility under current IRS regulations.

====================================================================================================================================
Adjusted Gross Income (Before IRA Deduction)                          Retirement Plan                            Deductibility of a
--------------------------------------------
Joint Filing                 Single Filing*                           Participation**                            $2,000 Contribution
====================================================================================================================================
Under $40,000                Under $25,000                            Yes or No                                  Full
-----------------------------------------------------------------------------------------------------------------------------------
$40,000 - $50,000            $25,000 - $35,000                        No                                         Full
                                                                      -------------------------------------------------------------
                                                                      Yes                                        Partial
-----------------------------------------------------------------------------------------------------------------------------------
Over $50,000                 Over $35,000                             No                                         Full
                                                                      -------------------------------------------------------------
                                                                      Yes                                        No Deduction
====================================================================================================================================

* Applies to married persons filing separate returns only if they lived apart for the entire year.

** "Yes" refers to either you or your spouse. "No" refers to both you and your spouse. If you don't know your participation status, refer to the pension plan box on your W-2 Form.

If your IRA contribution is partially deductible, you can calculate the deductible portion of your contribution amount from the following formula:

==============================================================================================================
Formula                         Example                    Your Contribution
==============================================================================================================
                                                           Joint                        Single
1. Subtract Adjusted         Joint AGI = $43,500           AGI     = $________          AGI     = $________
   Gross Income (AGI)                                      $50,000 - $________          #35,000 - $________
   from $50,000 (joint) or   $50,000-$43,500 = $6,500              = $________                  = $________
   $35,000 (single)
                             $6,500/5=1,300                    / 5 = $________               /  = $________

2.  Divide by 5 to get deductible amount*
==============================================================================================================

*If the deductible amount is not a multiple of $10, round up to the next highest $10. If it is $1-199, deduct $200. To calculate combined deduction for you and your spouse's IRA, multiply by 0.4 instead of dividing by 5 (for 1996, multiply by .225).

You may contribute only this deductible amount or, if you wish, you may contribute up to the $2,000 annual limit with the excess amount being non-deductible. If you make a non-deductible contribution, you need to file Form 8606 with your tax return.

Beginning in 1997, if you and your spouse file a joint tax return, you may each open an IRA and the two of you may contribute a total of $4,000, even if one of you has less than $2,000 in compensation for the year, so long as your combined compensation is at least $4,000. The total contribution may be divided between the two accounts in whatever proportion you and your spouse decide, up to $2,000 for either account. (For 1996, the maximum combined contribution for your IRA and your spouse's IRA was $2,250 if your spouse had no compensation.) See your tax adviser for more information.

Opening a new Acorn IRA

Investing in an Acorn IRA gives you the opportunity to save for your retirement using four different mutual funds: Acorn Fund, Acorn International, Acorn USA, and Short Term Income Fund Money Market Portfolio. You may invest all of your contributions in one fund or you may divide your contributions among the funds as you choose.

To open a new Acorn IRA, complete the application included with this booklet. On the application, check the box for a regular IRA contribution and indicate the tax year for which you are making your IRA contribution. Select the fund(s) in which you want to invest and indicate the amount to be invested in each fund. Tell us whether you want to make regular investments into your Acorn IRA by using the Automatic Investment Plan, and provide us with the beneficiary information requested on the back of the application. Then write a check payable to "State Street Bank" for the total amount you wish to invest (including the $5 set-up fee for each fund in which you are investing) and mail your check with the completed application to Acorn in the pre-addressed envelope provided or to the address shown on the application.

Moving funds from another IRA or a qualified plan to an Acorn IRA

We can help you move funds from your other IRA custodians or qualified plans to Acorn. This can be done in three ways: a custodian to custodian (or trustee to trustee) transfer (also known as a direct transfer); a 60-day rollover of a distribution you have received from a qualified plan or money you have withdrawn from another IRA; or a direct rollover of a distribution from your employer's qualified retirement plan. Each method is explained below.

Direct Transfer

Acorn will arrange a direct transfer of assets from your current IRA custodian or trustee directly to Acorn. In a direct transfer, you do not receive the account proceeds during the transfer process. Your money goes directly from your old IRA custodian to Acorn. You may make direct transfers between IRAs as often as you choose.

If you would like the transferred money to go into a new Acorn IRA, complete both the transfer form, checking the box for a new Acorn IRA, and the application, checking the box for a Direct Transfer. If the transferred money is to be invested in an existing Acorn IRA, complete only the transfer form.

The transfer form tells us about the IRA assets you are transferring and provides information about your current custodian. This information should be on your most recent account statement. Complete the instructions authorizing your current custodian to transfer your account to Acorn and sign the transfer form. Please check with your present custodian to find out whether you will need to obtain a signature guarantee.

Send the completed form(s) to Acorn in the envelope provided or to the address shown on the application.

General Information about the Individual Retirement Account Plan


Acorn will arrange for the transfer of assets from your present custodian.

60-day Rollover from an IRA

If you physically receive money that was held in your IRA with another custodian, you must deposit the money into an IRA within 60 days to avoid paying income tax. If this is not done within the 60-day time limit, you will have to pay income tax on the amount you have received, as well as possible penalties if you are under the age of 59-1/2 when you receive the money. You may make only one 60-day rollover per IRA in any twelve-month period.

To establish a rollover account with money you have withdrawn from another IRA, complete the Acorn IRA application, checking the box for a 60-day rollover of an existing IRA. Indicate whether the rollover is from a Regular IRA or a Rollover IRA. Be sure that you forward your check in time for the funds to be received by State Street Bank no later than 60 days from the date on which the distribution from your IRA was made.

Rollovers from an employer's qualified plan to an Acorn IRA

If you have been participating in your employer's qualified retirement plan and are eligible for a distribution from the plan because of a job change, a lay-off, disability, retirement, or termination of the plan, you need to decide what you will do with your retirement plan money before you receive the distribution. Unless you are eligible to leave your money in the plan and want to do so, you have two main alternatives: (1) rollover the amount distributed and keep your money working for you tax-deferred, or (2) take the distribution now--subject to the applicable taxes and penalties.

If you take your distribution now (even if you are planning to do a 60-day rollover), your employer must withhold 20% of the distribution for federal income taxes, so you'll receive only 80% of the money to be distributed. You may also be responsible for (a) additional federal income tax (depending on your tax bracket), (b) a penalty tax of 10% for an early withdrawal if you are not yet 59-1/2 (subject to exceptions if you are disabled, spend the distribution on medical expenses, or have separated from service and are at least age 55), and
(c) state and local income taxes on your distribution.

If you choose to reinvest the amount distributed, you have three options:
(1) use a direct rollover to invest the money in an IRA; (2) use a 60-day rollover to invest the money in an IRA; or (3) roll over the distribution into a qualified plan sponsored by a new employer (if the plan accepts rollovers). If you are reinvesting the money in an IRA, a direct rollover is usually better than a 60-day rollover. In a direct rollover, you never receive the distribution (it is sent directly from the plan to the IRA custodian, or the plan gives you a check payable to the IRA custodian). Because a direct rollover is not treated as a distribution to you, no tax is withheld.

Direct Rollover

To set up your Acorn IRA by making a direct rollover you should complete the enclosed application, check the box for a Rollover IRA from an employer-sponsored plan, and check the appropriate box to tell us whether you are enclosing a check payable to State Street Bank or your employer will be sending the check directly to the bank. If your plan administrator gives you a check payable to State Street Bank, send that check along with the completed application in the pre-addressed envelope provided or to the address on the application. If your plan administrator is going to send a check directly to State Street Bank, send the completed application without the check. We will open the account and have it ready to receive your distribution check. You may call us at 1-800-922-6769 to request your account number if your plan administrator needs it to send the distribution check.

60-Day Rollover from a Qualified Plan

If you have already received a distribution directly, you will have had 20% withheld for taxes, but you can still make a 60-day rollover.

You will avoid income tax and possible penalties on the amount you deposit in your IRA, up to the entire amount of your distribution (before deduction of the 20% for income tax withholding). You can rollover part of your distribution and keep part, paying income tax and any applicable penalties on the part you keep. If you rollover only the amount of your distribution check (the 80% that was left after the 20% income tax withholding), you will be treated as having kept the 20%, which will be subject to income taxes and any applicable penalties. You can avoid taxes and penalties entirely when you make the 60-day rollover by making up from other funds the 20% that was withheld for tax. The 20% that was withheld is treated just like the income tax that is withheld from your regular paycheck. You include it on your income tax return as tax that has already been paid by you. If all the income tax you have paid (including the 20%, the tax withheld from your pay and any income tax payments you made) is more than the tax you owe, the IRS will send you a refund.

If you receive a distribution of property (such as shares of stock) from your employer's plan, you can make a 60-day rollover by selling the property and depositing the sales proceeds within the 60-day period. If you had borrowed against your account in the plan from which you received the distribution, the taxable amount of your distribution may be more than the amount of cash you receive because it will include the unpaid loan balance. In this case, you can avoid paying tax on the unpaid loan balance by using other funds to complete the rollover, in the same way you can make up the 20% tax withholding.

General Information about the Individual Retirement Account Plan




-------------------------------------------------------------------------------------------------------------
                       Rollover IRA                             New Employer's Plan
-------------------------------------------------------------------------------------------------------------
Tax Considerations     * avoids current taxes                   * avoids current taxes
                       * money grows tax-deferred               * money grows tax-deferred
                                                                 (but you may have to wait
                                                                 to transfer money into
                                                                 plan)
-------------------------------------------------------------------------------------------------------------
Investment Options     * a range of investment choices         * options vary among plans
-------------------------------------------------------------------------------------------------------------
Withdrawal Options     * can take all or part of your          * choices vary from plan to plan;
                         money out at any time                   check with your new employer
                       * earnings taxed when withdrawn;        * earnings taxed when withdrawn; 10%
                         10% penalty applies if younger          penalty applies if younger than 591/2 or
                         than 591/2, unless disabled            separated from service before age 55,
                                                                 with some exceptions
                       * no mandatory 20% withholding for      * 20% withholding for federal income
                         federal income taxes on withdrawals     taxes if withdrawal of eligible rollover
                                                                 distributions not rolled over into another
                                                                 plan
-------------------------------------------------------------------------------------------------------------
Other Features         * very easy to set up                   * can add future contributions to
                       * can switch between your Acorn           your plan
                         investments tax-free as your          * enables you to consolidate your
                         needs and the market changes            retirement plan money
                       * offers you easy access to your        * may be able to borrow from your
                         investments                             account
                       * borrowing not permitted
-------------------------------------------------------------------------------------------------------------

The chart above summarizes the key features of your alternatives for reinvesting a distribution from your employer's plan and may help you decide how to keep your money working for your retirement.

If you put your plan distribution into the same IRA with regular IRA (annual contributions) money, you forfeit the right to reinvest your plan distribution in another employer's qualified plan in the future. Because combining regular IRA and Rollover IRA funds may also have tax implications when you begin withdrawals from your IRA, you should consult your tax adviser before deciding to commingle your plan distribution with your regular IRA investments.

SEP-IRAs

An IRA under a Simplified Employee Pension Plan (SEP-IRA) may be an attractive way to save for retirement if you have any income from self-employment, and may also be a way to offer an important benefit to your employees if you are a small business owner. You may open and contribute to a SEP-IRA as a self-employed individual if you provide any service from which you earn income, even if you have a full-time occupation in which you participate in an employer's retirement plan. If you own a small business as a sole proprietor, a partnership, or a corporation (including a Subchapter-S corporation), you can establish a SEP-IRA for yourself and your eligible employees.

A SEP-IRA offers the advantage of tax-deferred compounding that is available in a regular IRA, while allowing annual contributions of up to 15% of earned income within the limits imposed by the IRS.

In addition to tax-deferred compounding, a SEP-IRA provides full deductibility of each annual contribution from current taxable income. This means that, if your business is incorporated, you can deduct SEP-IRA contributions for yourself and any eligible employees as a business expense, or, if your business is not incorporated, you can (a) deduct contributions for any eligible employees as a business expense and (b) deduct contributions for yourself from your personal income.

Setting up a SEP-IRA is simple and flexible. Only a simple information form (Form 5305-SEP, available from the IRS) must be completed and given to eligible employees. The IRS regulations for SEP-IRAs require that all eligible employees (other than union members and non-resident aliens) must be covered; eligible employees are all those who (a) are at least 21 years old, (b) have worked for your business for three of the last five years, and (c) have earned at least $400 in 1996 (an amount adjusted periodically for changes in the cost-of-living). You may establish more liberal requirements to include more of your employees, but you may not impose more restrictive conditions. You must generally contribute the same percentage of earned income (based on W-2 wages) for each eligible employee, but that contribution percentage may vary between 0% and 15% of earned income each year at your discretion. You may be able to contribute a higher percentage for employees (including yourself) who earn more than the Social Security wage base. If your business has other employees, you should consult a qualified tax adviser as to the best contribution formula to use.

If you are self-employed, a new SEP-IRA for a given year must be established by April 15 of the following year, with each subsequent year's contribution also due by April 15 of the following year. If you are a business owner establishing SEP-IRAs for yourself and your employees, you must open the accounts by the due date of your business's federal tax return for the tax year for which the contribution will be made. In addition to your SEP-IRA, you may also be able to contribute to a regular IRA, but you should consult your tax adviser about the deductibility of your contributions and about the tax consequences of excess contributions to either account.

General Information about the Individual Retirement Account Plan


To open a new SEP-IRA at Acorn, complete the enclosed application. If you have employees for whom you are establishing SEP-IRA accounts, please write a separate check for your contribution for each employee. You should also complete IRS Form 5305-SEP (available from the IRS), keep the original for your records, and give a copy to each eligible employee. Do not send Form 5305-SEP to Acorn or file it with the IRS.

In addition, if your business has other employees, you may be required to furnish them with certain information to avoid being required to file annual tax returns for the SEP-IRA.

To transfer your SEP-IRA to Acorn from another custodian, complete the transfer form, checking the box for a SEP-IRA Transfer. If this is a new Acorn SEP-IRA, you will also need to complete the application, checking the SEP-IRA and Direct Transfer boxes. If you have received SEP-IRA funds from another custodian and are moving your money to Acorn within 60 days of that distribution, complete the application and check the SEP-IRA and 60-Day Rollover boxes.

SIMPLE-IRAs

SIMPLE-IRAs are a new type of IRA that became available for the first time in 1997. A SIMPLE-IRA is very similar to a SEP-IRA in that it is established by an employer for the benefit of employees. In a SIMPLE-IRA, each eligible employee can generally elect to have up to $6,000 per year of his or her compensation contributed by the employer directly to an IRA on a pre-tax basis. The employer must generally make a matching contribution to the IRA equal to the amount that the employee elects to defer, up to a maximum of 3% of compensation, although there are exceptions to this rule. In general, any employer with not more than 100 eligible employees can establish SIMPLE-IRAs beginning in 1997. The Acorn IRA application and transfer forms cannot be used to open a SIMPLE-IRA. If you are interested in establishing a SIMPLE-IRA, call 1-800-962-1585 for the necessary forms.

Making Withdrawals from your Acorn IRA

You must begin withdrawing money from your IRA by April 1 of the year after the year in which you reach age 70-1/2. You may start to withdraw funds from your account without penalty when you reach age 59-1/2 or if you are disabled or meet certain other conditions. Any withdrawals you make before you reach age 59-1/2, unless you are disabled or meet certain other IRS qualifications, are subject to tax penalties. Call State Street Bank at 1-800-962-1585 for an Acorn IRA withdrawal request form to make a withdrawal from your IRA or to set up a regular withdrawal plan. State Street Bank can help you in completing this form if you have any questions.

If you wish to withdraw only the minimum required distribution for each year after you reach age 70-1/2, State Street Bank can help you make the necessary calculations and set up a periodic withdrawal plan for your distributions. Simply check box C under the Withdrawal Instructions on the Acorn withdrawal request form, provide the other requested information for that section, and complete the remainder of the form. Certain tax penalties may also apply if you withdraw too much money from an IRA in a given year. You should consult your tax adviser concerning the differences among the tax effects which may result from taking the minimum required distribution and those involved in the other available withdrawal options.

Account Fees

State Street Bank, as custodian, charges the following fees for an Acorn IRA, per fund account:

Initial set-up fee...........................................  $ 5.00
Annual maintenance fee.......................................  $10.00
Disbursement fee.............................................  $10.00
(per withdrawal, except for automatic installment payments)

The $5.00 per fund set-up fee will be deducted from your initial IRA contribution; to maximize the contribution that goes to work for you, add $5.00 for each fund in which your initial contribution will be invested (or send us a separate check for the set-up fee). Acorn will also withdraw the annual maintenance fee(s) from your account(s) unless you send a check for those fee(s) when you receive Acorn's annual fee statement at the end of the year. If the disbursement fee applies, Acorn will deduct the $10.00 from each withdrawal.

=========================================================
Minimum                     through          beginning
Investments                 4/30/97            5/1/97
=========================================================
To open an IRA              $ 200            $ 1,000

To add to an IRA account    $ 100              $ 100

Making an active and worry-free retirement possible means taking the time now to plan for your financial future. We hope that this booklet has been helpful and that you will make an Acorn IRA part of your retirement plan. If you have any questions regarding IRA accounts, please call our transfer agent at 1-800-962-1585.

Acorn IRA plan                                                                11

Acorn Investment Trust
Individual Retirement Account Disclosure Statement


We are required to give you this Disclosure Statement for the purpose of assuring that you are informed and understand the nature of an Individual Retirement Account ("IRA"). This disclosure statement explains the rules governing IRAs.

Your Right to Revoke this IRA. You may revoke this IRA at any time within seven days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. If you did not receive the Disclosure Statement until a later date, your notice of revocation should state the date on which the Disclosure Statement was received. To revoke the IRA, you must either mail or deliver a notice of revocation to the following address:

State Street Bank and Trust Company
Attention: Acorn Investment Trust
P.O. Box 8502
Boston, MA 02266-8502

If a notice of revocation is mailed, it will be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

I. Types of IRAs; Eligibility

In General. An IRA is a trust or custodial account established in the United States for the exclusive benefit of an individual and his or her beneficiaries and which, under Section 408(a) of the Internal Revenue Code, meets the following requirements: annual contributions are limited as described below; the trustee or custodian is a bank or other approved financial institution; no part of the IRA can be invested in life insurance contracts; the individual's interest in the IRA is nonforfeitable; the IRA's assets cannot be commingled with other property except for certain permitted common funds; and minimum distributions are required as described below. There are several types of IRAs. For example, there is a "Regular IRA" to which you may make contributions for yourself or for your spouse. There is a "Spousal IRA" which you may be able to set up for your spouse. There is also a "Rollover IRA" which you can set up to receive assets from a qualified plan, annuity or another IRA. There is a SEP-IRA (which is also known as a Simplified Employee Pension Plan) which your employer can establish for you. Finally, there is a SIMPLE-IRA (also known as a Salary Incentive Match Plan IRA) which an employer can use for a salary reduction plan. Following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

A. Regular IRA. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70 1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution which is deductible for federal income tax purposes may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc., and also includes taxable alimony or separate maintenance payments. Compensation does not include income from interest, dividends or other earnings or profits from property, or amounts not includible in your gross income.

Your spouse may also establish and contribute to an IRA, even if he or she has less than $2,000 in compensation for the year, provided that you and your spouse file a joint income tax return for the year. Under such an arrangement, you and your spouse may qualify for a total deduction equal to the lesser of $4,000 or 100% of you and your spouse's combined compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. Beginning in 1997, you may contribute up to $2,000 for each of you and your spouse, provided the combined contributions do not exceed your combined compensation. While you cannot contribute to your IRA in the taxable year in which you reach 70 1/2 you can still contribute to your spouse's IRA if he or she has not reached 70. A Spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

B. Rollover IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" tax-free without regard to the limits on annual contributions to a Regular IRA, but no deduction is allowed with respect to such a contribution. There are three basic types of rollovers: rollovers from a qualified pension or profit-sharing plan, rollovers from another IRA, and rollovers from a tax-sheltered annuity. All distributions must be rolled over within 60 days after you receive the distribution to receive tax-free treatment.

From a Qualified Plan. In general, you may roll over any portion of a distribution that you receive from a qualified employer-sponsored pension or profit-sharing plan (including a 401(k) plan), except that you cannot roll over
(1) one of a series of substantially equal periodic payments (such as an annuity), (2) a minimum distribution required to be made after you reach the age of 70 1/2, or (3) the portion of a distribution that represents the return of your own after-tax contributions. If you receive a distribution of property rather than cash, you can sell the property and roll over the sale proceeds, as long as you complete the rollover within 60 days from the original date of distribution.

If you make a rollover from a qualified employer plan to an IRA, you may in turn, under certain circumstances, make a rollover from the IRA into the qualified plan of a subsequent employer. To preserve that right, however, you must keep the rollover IRA separate from any other IRA you may have, since you cannot make a rollover to an employer plan from an IRA to which you have made yearly contributions.

Instead of receiving a distribution from a qualified plan and rolling it over, you may also direct the trustee or custodian of any qualified retirement plan to transfer a distribution from the plan directly to an IRA. If a distribution from a plan can be rolled over, the plan is required by law to transfer the distribution directly to an IRA, or another employer's plan, if you so direct. If you do not direct the distribution to be transferred directly to an IRA or another plan, the plan making the distribution will be required to withhold 20% of the distribution for the payment of income taxes, even if you subsequently roll over the distribution.

Rollover amounts you receive from a qualified employer plan may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA. The amount of the death payout rolled over by a spouse into an IRA may subsequently be rolled over into another employer's qualified plan or annuity. Beneficiaries other than your spouse are not allowed to roll over distributions they receive after your death. From Another IRA. In general, any distribution or withdrawal that you receive from an IRA can be rolled over into another IRA within 60 days, except that (1) you cannot roll over the minimum distributions you are required to receive after age 70 1/2, (2) you can only make a rollover from one IRA to another once in any twelve-month period, and (3) a distribution from a SIMPLE-IRA that is made within the first two years after you first begin to participate in the SIMPLE-IRA can only be rolled over to another SIMPLE-IRA. You may also request the trustee or custodian of an IRA to make a direct transfer to the trustee or custodian of another IRA. Such direct transfers are not limited to one in a twelve month period. Unlike the trustees of qualified retirement plans, trustees or IRAs are not legally required to make direct transfers, but most of them do. Your spouse may generally roll over distributions that he or she receives from your IRA after your death, but no beneficiaries other than your spouse may do so.

Tax Sheltered Annuities. Tax-sheltered annuity plans, sometimes called "403(b) plans", are a retirement benefit offered by certain governmental and not-for-profit employers, such as schools and hospitals. If you receive a distribution from a tax sheltered annuity plan other than in the form of an annuity, it may generally be rolled over to an IRA under rules similar to those that apply to distributions from qualified employer plans, as described above. As with a rollover distribution from an employer plan, you should keep a rollover from a tax sheltered annuity plan in a separate IRA account and not make any other contributions to it (including rollovers from other types of plans) if you with to preserve the right to roll over to another tax sheltered annuity plan in the future. Distributions from other types of governmental retirement plans may or may not be eligible for a rollover depending on whether the employer has chosen to comply with IRS guidelines. Distributions from voluntary deferred compensation plans maintained by government and not-for-profit employers, sometimes known as "Section 457 plans", are not eligible for a rollover to an IRA.

Strict requirements must be met to qualify for a tax-free rollover treatment. You should consult your personal tax advisor in connection with rollovers to and from your IRA.

C. Simplified Employee Pension (SEP-IRA). An employer may adopt a SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The maximum contribution is 15% of your compensation (computed without regard to the contribution) or $30,000 (or such other amount as may be prescribed by the Secretary of the Treasury), whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. You may also be able to elect to have your salary reduced by up to $9,500 (or such higher amount as is specified from time to time by the Secretary of the Treasury) and to contribute the reduction to your SEP-IRA, but only if prior to 1997 your employer had established a special type of SEP-IRA (called a SAR-SEP) that permitted such elections. Beginning in 1997, SAR-SEPs have been replaced by SIMPLE-IRAs (discussed below), and new SAR-SEPs are not permitted. To establish a SEP-IRA, your employer must sign a SEP-IRA plan agreement and provide you with a copy of the agreement as well as certain information concerning the rules applicable to such plans. Your employer can satisfy these requirements by using Form 5205-SEP, which is issued by the Internal Revenue Service. If you are self-employed, you may establish a SEP-IRA for your own benefit, but you may also have to cover any other employees you have.

D. Salary Incentive Match Plan (SIMPLE-IRAs). Before 1997, employers with up to 25 eligible employees could allow employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA, called a "salary reduction SEP", or SAR-SEP. Beginning in 1997, SAR-SEPs have been abolished, and a new type of IRA, called a SIMPLE-IRA, has been established instead. Although new SAR-SEPs cannot be established after 1996, SAR-SEPs that were in existence on December 31, 1996, can remain in existence and continue to receive contributions in future years, including contributions for new employees. Beginning in 1997, employers with up to 100 eligible employees can establish SIMPLE-IRAs. In a SIMPLE-IRA, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in an IRA, and your employer must generally make an additional contribution to match the amount that you have withheld, up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions. All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year are eligible to participate (excluding nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate). SIMPLE-IRAs are otherwise very similar to SEP-IRAs.

If you wish to establish a SIMPLE-IRA for your employees, you must give all eligible employees notice of their right to elect to defer part of their compensation, and comply with certain other notice requirements. The Acorn IRA application and transfer forms cannot be used to establish a SIMPLE-IRA. Call 1-800-962-1585 to request the necessary forms.

II. Contributions
In General. As explained in this part, the amount of your IRA contributions which you can deduct is subject to limits. All contributions and transfers to your Acorn IRA must be in cash. Contributions to your Regular IRA may be made up to the due date for filing your tax return for the taxable year

Individual Retirement Account Disclosure Statement


(excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the applicable tax year is April 15.

Contributions made by an employer to your SEP-IRA or SIMPLE-IRA for a calendar year may be made no later than the due date of your employer's tax return (including extensions). In making a SEP-IRA or SIMPLE-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In a SEP-IRA or SIMPLE-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

Deductible Contributions. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married, you can deduct the full amount of your IRA contribution so long as neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit-sharing, stock bonus or money purchase plans, 401(k) plans, SEP-IRAs and SIMPLE-IRAs, qualified annuity plans, tax-sheltered annuities and custodial accounts and governmental retirement plans (other than certain plans for reserve members of the armed forces and volunteer firemen, and certain deferred compensation plans commonly known as "Section 457 plans"). In general, you are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or if you have met the minimum age and service requirements, in the case of a defined benefit plan (even if you don't actually accrue a benefit during the year). You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested.

If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for an IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." The applicable dollar amount is $25,000 for single people and $40,000 for married individuals filing a joint tax return. If you are married but are filing separate tax returns, your applicable dollar amount is $0.

If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for part of your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Regular IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income is $30,000, the difference would be $5,000. Next, divide this difference by $10,000. In the example $5,000/$10,000 equals 50%. Accordingly, the maximum contribution to a Regular IRA you can deduct is 50% of $2,000, or $1,000. If the deduction limitation is not a multiple of $10, round the deduction to the next higher $10. If your adjusted gross income does not exceed $35,000 and you are single or $50,000 and you are married, you can deduct regardless of how the computation comes out.

Married persons who file separate returns are treated as unmarried for purposes of these rules if they did not live together at any time during the year.

Nonduductible Contributions. Even though you may not be entitled to claim a deduction for contributions to your IRA, you are still allowed to make the contributions to the extent described in "Types of IRAs" above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a nondeductible contribution. Earnings on these contributions are not taxed until distributed, just like the earnings on deductible contributions. It may, therefore, be worthwhile to make nondeductible contributions.

You are required to report the amount of your nondeductible contributions on Form 8606 and attach it to your income tax return. You may be liable for a tax penalty of $50 if you fail to file the form, or $100 if you overstate the amount of your nondeductible contributions.

III. Investment and Holding of Contributions

Contributions to your IRA, and the earnings thereon, are invested at your election in shares of Acorn Fund, Acorn International or Acorn USA, each a series of Acorn Investment Trust, a no-load mutual fund managed by Wanger Asset Management, L.P., or in Short Term Income Fund, Inc. Money Market Portfolio, a no-load money market fund managed by Reich & Tang Asset Management, L.P., Acorn Fund,

Acorn International and Acorn USA are collectively called the "Acorn Funds."

The money market fund is available in a telephone exchange plan with the Acorn Funds. You will be able to exchange investments among any of the Acorn Funds and the money fund. In order to place an exchange, you would need to telephone State Street Bank at 1-800-962-1585. IRA planholders may not use the check-writing redemption privileges offered by the money fund.

If you wish to add to your IRA plan by putting money into the money fund instead of one of the Acorn Funds, please call State Street Bank for instructions.

The assets in your IRA are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing delivered to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

IV. Distributions From Your IRA
Distribution During Your Life. The law permits distributions to be made from an IRA without penalty at any time after you attain age 59 1/2, and requires that distributions commence no later than April 1 following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in substantially equal monthly, quarterly or annual payments over your life or the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement called the minimum distribution incidental benefit requirement. In general, this requirement puts a further limit on the maximum payout period. This further limit is based on a table in the income tax regulations, and if this limit applies to you, you should consult your tax adviser to determine your minimum distribution.

In general, your life expectancy, your surviving spouse's life expectancy after your death, and you and your spouse's joint and last survivor life expectancies will all be recalculated each year based upon your (and your spouse's, if applicable) age attained during that year. However, you can also elect to have your (and your spouse's) life expectancies fixed in the year in which distributions are required to begin, which may be advantageous in some circumstances. On the other hand, if your beneficiary is someone other than your surviving spouse, you and your beneficiary's joint and last survivor life expectancy will ordinarily not be recalculated each year, although you may elect to have it recalculated. Each of the elections described above must be made before the date on which distributions are required to commence, and will be irrevocable after that date. You should consult a qualified tax adviser to determine whether you should make any of these elections.

If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase an immediate annuity contract from an insurance company you choose with your IRA and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing.

Any distribution instruction must specify the reason for the distribution. Examples of such reasons are: premature distributions (i.e. distributions before age 59 1/2), rollovers, disability, death, normal (59 1/2 or over), excess contribution returns and other.

Distributions After Your Death. If you die on or after the April following the year in which you reach age 70 1/2, the balance of your IRA must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

If you die before the April following the year in which you reach age 70 1/2, the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or the remaining part of such interest, if distribution has already begun) as his or her own IRA subject to the regular

Individual Retirement Account Disclosure Statement


IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

V. Income and Penalty Taxes

Income Tax Treatment. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions is generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether or not it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and, therefore, not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years. You must attach Form 8606 to your tax return for any year in which you receive distributions if you have made any nondeductible contributions to an IRA.

Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans.

Penalty Tax for Premature Distributions. Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59-1/2, a nondeductible 10% penalty will be imposed on the portion of the distribution which is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. If you receive a distribution from a SIMPLE-IRA during the first two years after you begin to participate, the penalty tax is 25% rather than 10%. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death or if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Beginning in 1997, there are two additional exceptions to the penalty: the penalty does not apply to distributions that do not exceed the amount of tax-deductible medical expenses you incur during the year (or the amount that you could deduct if you itemized your deductions), or that do not exceed the amount of medical insurance premiums that you pay after you have been receiving unemployment compensation for at least 12 weeks, provided that you don't receive the distribution after you have been re-employed for at least 60 days. Finally, the penalty does not apply to the extent the distribution is rolled over to another IRA or (if permitted) qualified plan.

Penalty Tax for Excess Contributions. Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual non-deductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person for whose benefit the IRA is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the amount of net earnings.

Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and if you have not attained the age of 59-1/2, or are not disabled, you will also be subject to the previously mentioned 10% penalty tax on premature distributions. The law provides, however, that if an individual has made a contribution (excluding rollover amounts) to an IRA for a year which does not exceed the maximum deductible limit for the year, all or part of which is an excess contribution for which he did not claim a deduction, and he does not correct the excess contribution before the due date (including extensions) for filing his tax return for the year, he, nevertheless, may withdraw the excess amount contributed (without the net income attributable thereto) at any time without incurring the 10% penalty tax on premature distributions or being required to include the amount withdrawn in income. The 6% excise tax will be imposed even in this special situation for the year of the excess contribution and each subsequent year until the excess is withdrawn or eliminated.

The rules discussed above generally apply to SEP-IRAs and SIMPLE-IRAs as well. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you rea-sonably relied on erroneous information required to be supplied by the plan, trust or institution making the distribution that was the subject of the rollover.

As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions for subsequent years; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a pre-vious year for which you did not claim a deduction, you may under certain circumstances, taking into account the limits on contributions, be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

Penalty Tax for Under-Distribution. If after April 1 following the year in which you attain age 70-1/2, the amount distributed is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The minimum amount required by law to be distributed is generally based on your life expectancy or the joint and survivor life expectancy of you and your beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement which is called the minimum distribution incidental benefit requirement. In general, this requirement is designed to prevent you from naming a beneficiary who is much younger than yourself in order to extend your payout period. You should consult your tax adviser to determine your minimum distribution. This excise tax may also apply if your beneficiary fails to take the minimum required distribution in any year after your death, as described above.

The Internal Revenue Service may waive the penalty tax for under-distribution if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

Penalty Tax for Excess Distributions and Accumulations. A 15% penalty tax is imposed on annual distributions from retirement arrangements (including IRAs) to the extent that such distributions in a year are considered "excess distributions." A distribution is an "Excess distribution" if it exceeds $160,000 (or such higher amount as may be specified by the IRS) during any calendar year.

In addition, a 15% penalty tax will be imposed on your estate to the extent that at the time of your death the total balance to your account in all retirement arrangements exceeds the present value of a life annuity of $160,000 (or such higher amount as the IRS may specify) per year.

The 15% penalty tax on excess distributions (but not the additional estate tax on excess accumulations) has been suspended for distributions received during 1997, 1998 and 1999. The rules governing the 15% penalty tax are very complex, and may be affected by certain elections which you may have made in prior years. If you have substantial balances in your IRAs and qualified retirement plans, you should consult a qualified tax adviser as to the possible application of this penalty tax.

Prohibited Transactions and Pledging Account Assets. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and the taxable portion will be includible in your gross income for the year. If you are under age 59-1/2, the 10% (or 25%) penalty for premature distributions may also apply. These prohibited transactions generally include any type of financial transaction between the IRA and you or your beneficiary, including borrowing or lending money, buying, selling, or renting property, paying compensation, or a transaction that indirectly benefits you or your bene-ficiary personally. Prohibited transactions may also involve members of your family, companies in which you have an interest, the sponsoring employer in the case of a SEP-IRA or SIMPLE-IRA, any person who provides services to the IRA, and certain affiliates of such persons. However, prohibited transactions involving persons other than you or your beneficiary result in penalty taxes on the person involved, rather than disqualification of the IRA. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59-1/2, an additional tax equal to 10% of the amount pledged will be imposed on such funds includible in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same. Any portion of an IRA used to purchase an

Individual Retirement Account Disclosure Statement


endowment contract or collectible is also treated as distributed.

VI. Miscellaneous

Federal Income Tax Withholding. Distributions from an IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10% for lump sum payments, and regular wage withholding rates for annuities or other periodic payments. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

Federal Estate and Gift Taxes. Generally, your IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

Reports to the Internal Revenue Service. As described above, you are required to attach Form 8606 to your return for any year in which you made nondeductible contributions, or receive distributions after making nondeductible contributions. You are required to file Form 5329 with the IRS if you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and under distributions after age 70-1/2, as described above.

Social Security and Self-Employment Taxes. Contributions to a Regular IRA are not deductible for purposes of the social security (FICA) and self-employment taxes. Contributions to a SEP-IRA by your employer are not subject to social security tax unless you elected to reduce your current compensation to receive the contributions under a SAR-SEP established prior to 1997. The amount that you elect to defer under a SIMPLE-IRA is subject to social security tax, but the contributions made by your employer are not.

Financial Information. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

Custodian Fees. State Street Bank and Trust Company as the Custodian of your IRA currently charges an acceptance fee of $5.00 per IRA application, and an annual maintenance fee of $10.00 per account, per fund in which you have an investment. An additional $10.00 fee is charged for each disbursement, other than an automatic installment payout. Note that Spousal IRAs require separate accounts. Each spouse's account is subject to the above fees.

If you do not add the $5.00 per fund acceptance fee to your initial contribution, it will be deducted from your account. The $10.00 per fund annual maintenance fee will be deducted from your account, unless paid separately when billed in at the end of the year.

The Custodian may change any of the above fees from time to time.

IRS Approval Status. The Internal Revenue Service has determined that the form of Acorn Investment Trust Individual Retirement Plan and Custodial Agreement, as revised June 30, 1992, is acceptable under the Internal Revenue Code. This determination by the IRS relates only to form and not to the merits of your account. Further information concerning IRAs can be obtained from any district office of the IRS.

    January 1, 1997

Acorn Investment Trust
Individual Retirement Plan and Custodial Agreement

(June 30, 1992 Revision)


The Acorn Fund, Inc. (the "Fund"), a regulated investment company, has heretofore established The Acorn Fund, Inc. Individual Retirement Plan (the "Plan"). Effective June 30, 1992, The Acorn Fund, Inc. was reorganized as Acorn Investment Trust, a Massachusetts business trust (the "Trust"), and the Trust thereby assumed and succeeded to all of The Acorn Fund, Inc.'s rights and obligations under the Plan, including the power reserved in Section VIII of the Plan to amend the Plan. Pursuant thereto, the Trust hereby amends and restates the Plan in its entirety to read as follows, effective as of June 30, 1992.

The Plan is intended to meet the requirements of section 408 of the Internal Revenue Code of 1986, as amended. Some words and phrases used herein have a technical meaning and are defined in Article VIII.

I. Eligibility

Any person who receives Compensation (including Earned Income of a self-employed individual and alimony or separate maintenance payments of a divorced person) during a taxable year is eligible to adopt this Plan for such year. In addition, any person making a Rollover Contribution or a trustee-to-trustee transfer may adopt the Plan.

II. Participation

A. Regular IRA. An individual may contribute to his Custodial Account for any taxable year an amount not in excess of the lesser of (1) $2,000 or (2) 100 percent of the Individual's Compensation includible in his gross income for such taxable year. The Fund and the Custodian are not responsible for determining the amount an Individual may contribute.

B. Spousal IRA.

(1) In addition to the contributions permitted under paragraph A, an Individual who files a joint federal income tax return for any taxable year and whose spouse has no Compensation for that year (or elects to be treated as having no compensation for the year) may contribute an amount to a separate Custodial Account for the benefit of the Individual's spouse.

The aggregate amounts contributed to the Custodial Accounts of the Individual and the Individual's spouse for any taxable year may not exceed the lesser of
(a) $2,250 or (b) 100 percent of the Compensation includible in the Individual's gross income for that year, but in no event shall the amount contributed to either Custodial Account exceed $2,000.

Commencing with the contributions for 1997, an Individual's spouse may establish or contribute to a Custodial Account pursuant to this paragraph B regardless of whether such spouse has Compensation for the year, and the limit set forth in the preceding sentence shall be equal to the lesser or $4,000 or the combined Compensation of the Individual and the Individual's spouse. Either the Individual or the Individual's spouse may make contributions to such Custodial Account, and there shall be no distinction between such Custodial Account and a regular Custodial Account established pursuant to paragraph A.

(2) In determining marital status the following shall apply:

(a) the determination of whether the Individual is married shall be made as of the close of the taxable year, except that if the Individual's spouse dies during the taxable year such determination shall be made as of the time of such death; and

(b) if the Individual is legally separated from his/her spouse under a decree of divorce or of separate maintenance they shall not be considered as married.

C. Contributions After Age 70-1/2. The Individual may not make a contribution under paragraph A for any taxable year if he has attained age 70-1/2 before the close of that year, nor under paragraph B if the spouse has attained age 70-1/2 before the close of that year.

D. Refund of Excess Contribution. If for any taxable year, the Individual contributes an amount for the Individual or the Individual's spouse under paragraph A or B which exceeds the maximum limits permitted by those paragraphs, such excess contribution shall, upon the written request of the Individual (or the spouse in the case of a Spousal Account), be paid to the Individual (or the spouse in the case of a Spousal Account) by the Custodian. If the refund is made before the due date of the Individual's federal income tax return for that year (including extensions), the refund shall include any income attributable to the excess contribution.

E. Rollover Contributions and Transfers.

(1) The Individual may also make a Rollover Contribution as defined in Article IX of the Plan. Any Rollover Contribution and the earnings thereon may be held by the Custodian in a separate account for the Individual.

(2) In addition, notwithstanding any other provisions hereof, the Individual may cause the custodian or trustee under any other individual retirement account established and maintained by the Individual to transfer all or any part of the funds in such account directly to the Custodian to be held under this Plan. Effective January 1, 1993, the Individual may also cause the trustee of any plan to which Section 401(a)(31) of the Code applies to transfer all or any part of the benefits payable under such plan directly to the Custodian to be held under this Plan.

(3) In the case of a Rollover Contribution, the Individual shall certify to the Custodian that the contribution qualifies as such.

F. Simplified Employee Pension (SEP-IRA). In the case of an employer contribution on behalf of the Individual to a Simplified Employee Pension, notwithstanding the limitations stated in paragraph A, the contribution for any taxable year shall not exceed the lesser of

(1) 15% of the Compensation from the employer includible in the Individual's gross income for the year (determined without regard to the employer contribution to the Simplified Employee Pension), or

(2) the amount contributed by the employer to the Simplified Employee Pension and included in gross income (but not in excess of $30,000).

Employer contributions to a SEP-IRA may be made on behalf of the Individual after the Individual reaches age 70 1/2.

G. Minimum Contributions. A contribution is not required for any year. Each contribution must meet the minimum investment limitations stated from time to time in the prospectus relating to the Fund Shares in which the contribution is to be made.

H. Nonforfeitability. The interests of the Individual and the Individual's spouse in their respective Custodial Accounts shall be nonforfeitable at all times.

I. Form of Contributions. All contributions and transfers shall be made only in cash.

III. Investment of Contributions

A. As directed by the Individual in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Individual (or spouse in the case of a Spousal Account) elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under the Plan.

B. A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. The Custodian, upon receipt of telephonic instructions from any person representing himself to be the Individual, may redeem any Fund Shares held by the Custodian on behalf of the Individual and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Individual represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Individual authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including, but not limited to, the number of shares held. The Individual agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Individual agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

C. All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

D. No part of the custodial funds shall be invested in life insurance contracts nor in collectibles (within the meaning of section 408(m) of the Code); nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

E. All assets in the Custodial Account shall be held by the Custodian for the exclusive benefit of the Individual and the Individual's designated beneficiary or beneficiaries.

IV. Distributions

A. As directed in writing by the Individual, the entire interest of the Individual in the Custodial Account shall be distributed, or commence to be distributed, no later than April 1 following the calendar year in which the Individual attains age 70 1/2 (the "required beginning date"). Not later than the required beginning date, the Individual shall elect, in such form and at such time as is acceptable to the Custodian, to have the balance in the Custodial Account distributed:

(1) In a single sum payment in cash or Fund Shares;

(2) In equal or substantially equal annual installments in cash commencing not later than the required beginning date and over a specified period certain not extending beyond the life expectancy of the Individual, or the joint and last survivor life expectancy of the Individual and his designated beneficiary; or

(3) By the purchase of an annuity contract issued by an insurance company selected by the Individual and providing equal or substantially equal monthly, quarterly or annual payments commencing not later than the required beginning date, for the life of the Individual, or, if he so elects, for the lives of the Individual and his designated beneficiary, with any period certain limited to the life expectancy of the Individual or the joint and last survivor life expectancy of the Individual and his designated beneficiary.

Even though distributions may have commenced pursuant to option (2) the Individual may receive a distribution of any part or all of the balance in the Custodial Account, either in cash or in Fund Shares, at any time upon written notice to the Custodian. If the Individual fails to elect any of the methods of distribution described above before the required beginning date, distribution to the Individual shall be made on or before the required beginning date in a single distribution in Fund Shares.

If the Individual elects option (2) as the mode of distribution, the annual payment required to be made by the Individual's required beginning date is for the calendar year the Individual reached age 70 1/2. The annual payment for each subsequent year, including the year in which the Individual's required beginning date occurs, must be made by December 31 of that year. If the Individual elects option (3) as the mode of distribution, the annuity contract must satisfy the requirements of section 408(b)(1), (3) and (4) of the Code.

B. If the Individual dies before his or her entire interest in the Custodial Account is distributed, the entire remaining interest shall be distributed as directed in writing by the beneficiary as follows:

(1) If the Individual dies on or after the Individual's required beginning date, distribution must continue to be made in accordance with paragraph A.

(2) If the Individual dies before the Individual's required beginning date, the entire remaining interest shall, at the election of the beneficiary or beneficiaries, either

(a) Be distributed by December 31 of the year containing the fifth anniversary of the Individual's death, or

(b) Be distributed in equal or substantially equal annual payments over a specified period not extending beyond the life expectancy of the designated beneficiary or beneficiaries.

The election of either (a) or (b) must be made by December 31 of the year following the year of the Individual's death. If the beneficiary or beneficiaries do not elect either of the distribution options described in (a) or (b), distribution shall be made in accordance with (b) if the beneficiary is the Individual's surviving spouse and in accordance with (a) if the beneficiary or beneficiaries are or include anyone other than the surviving spouse. In the case of distributions under (b), distributions must commence by December 31 of the year following the year of the Individual's death. However, if the Individual's spouse is the beneficiary, distributions need not commence until December 31 of the year the Individual would have attained age 70 1/2, if later.

(3) If the designated beneficiary is the Individual's surviving spouse, the spouse may treat the Custodial Account as his or her own individual retirement arrangement (IRA). Such an election shall be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Custodial Account, makes a rollover to or from the Custodial Account or fails to elect any of the preceding provisions. If the Individual dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the Custodial Account.

C. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Individual's entire interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Individual (or the joint and last survivor life expectancy of the Individual and the Individual's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). For this purpose, however, in the case of the year ("second distribution year") following the year in which the Individual reached age 70 1/2, the balance in the Custodial Account as of the close of business on December 31 of the preceding year shall be reduced by any distribution made during the second distribution year on or before April 1 to satisfy the minimum distribution requirement for the year the Individual reached age 70 1/2, as determined in accordance with paragraph J below.

D. Effective for distributions after December 31, 1988 and before the Participant's death, notwithstanding any other provisions in this Plan, if the distribution period is longer than the Individual's life expectancy and the Individual's spouse is not the designated beneficiary, the minimum amount required to be distributed each year, beginning with the year the Individual reaches age 70 1/2, shall be determined by dividing the balance in the Custodial Account as of

Individual Retirement Plan and Custodial Agreement


the close of business on December 31 of the preceding year by the lesser of (1) the joint and last survivor life expectancy of the Individual and his designated beneficiary determined as provided in paragraph C or (2) the applicable divisor determined from the table set forth in Q&A-4 of Proposed Treasury Regulation
Section 1.401(a)(9)-2. For this purpose, however, in the case of the year ("second distribution year") following the year in which the Participant reached 70 1/2, balance in the Custodial Account as of the close of business on December 31 of the preceding year shall be reduced by any distribution made during the second distribution year on or before April 1 to satisfy the minimum distribution requirement for the year the Individual reached age 70 1/2.

E. The minimum annual payment may be made in a series of installments (e.g., monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

F. Any annuity contract purchased for the Individual pursuant to the Plan shall be immediately distributed to the Individual, and the custodial relationship shall terminate upon such distribution.

G. Except in the case of the Individual's death or Disability or attainment of age 59 1/2, no distribution shall be made to the Individual of his interest in the Custodial Account unless the Individual gives the Custodian a statement explaining how he or she intends to dispose of the amount to be distributed.

H. An Individual shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Individual may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Individual. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on an Individual's death, or if no designated beneficiary is living on the date any payment becomes due after the Individual's death, such payment shall be made to the executor or administrator of the Individual's estate. However, if after the Individual's death, his surviving spouse is receiving payments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

I. If any person to whom all or a portion of the Individual's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Individual in the Beneficiary Form to receive the minor's interest as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Individual's interest is payable is a minor and if either (a) the Individual has not so designated a person to receive the minor's interest as such custodian, or (b) the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

(i) Distribute the interest to the legal guardian of such minor; or

(ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21.

The distribution of the Individual's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

J. For purposes of determining the minimum distribution required for any year pursuant to paragraph C, if the applicable life expectancy is the life expectancy of the Individual, the life expectancy of the Individual's surviving spouse, or the joint and last survivor life expectancy of the Individual and his spouse, then, unless the Individual or his surviving spouse otherwise elects as hereinafter provided, such life expectancy shall be determined on the basis of the age attained by the Individual, his or her spouse, or both of them, on their birthdays occurring during the year for which the minimum distribution is calculated (which, in the case of a distribution under paragraph A made in the year which includes the required beginning date for the year in which the

Individual attains age 70 1/2, shall be the year in which the Individual attains age 70 1/2). If the applicable life expectancy is that of a beneficiary other than the Individual's surviving spouse, or the joint and last survivor life expectancy of the Individual and a beneficiary other than his surviving spouse, the life expectancy for the first year for which a distribution is required to be made (the "initial life expectancy") shall be determined on the basis of the age attained by the Individual, such beneficiary, or both of them on their birthdays occurring during such year, and the life expectancies for each subsequent year shall be determined by subtracting from the initial life expectancies the number of years that have elapsed since such initial year. Notwithstanding the foregoing, the Individual or, if applicable, the Individual's surviving spouse may elect to have any of the life expectancies described in the first sentence of this Paragraph J determined in the manner described in the second sentence, and the Individual may elect to have the joint and last survivor life expectancy of the Individual and a beneficiary other than his surviving spouse redetermined each year in accordance with section 1.401(a)(9)-1, Q&A E-8(b) of the proposed regulations (or any successor thereto). Any such election shall be made prior to the Individual's required beginning date (or, in the case of an election by a surviving spouse after the Individual's death, prior to the date on which distributions are required to commence under paragraph B) and, after such date, shall be irrevocable. All life expectancies shall be determined in accordance with tables contained or referenced in regulations promulgated under section 401(a)(9) of the Code.

K. The provisions of this Article IV shall determine the minimum distributions required to be made from the Custodial Account. Nothing contained herein shall be construed to limit the right of the Individual, or of his or her beneficiaries, to withdraw a larger amount from the Custodial Account than the minimum distribution required hereunder but amounts withdrawn in any year in excess of the minimum distribution required for such year shall not reduce the minimum amount required to be distributed in any subsequent year (except that any amount distributed in the year in which an Individual attains the age of 70 1/2 shall reduce the amount required to be distributed by April 1 of the subsequent year under paragraph A).

L. Notwithstanding any provision of this Plan to the contrary, the distribution of an Individual's interest in the Custodial Account shall be made in accordance with the minimum distribution requirements of section 408(b)(6) or section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of section 1.401(a)(9)-2 of the proposed regulations, all of which are incorporated herein by reference (the "minimum distribution requirements"). Any ambiguity in the provisions of this Article IV shall be resolved in a manner consistent with the minimum distribution requirements, and, if any provision of this Article IV is inconsistent with the minimum distribution requirements, the minimum distribution requirements shall control.

M. If distributions from the Custodial Account are to be made to the Individual's surviving spouse, or to a trust of which the Individual's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

N. Whenever distributions after the death of the Individual are to be made to the Individual's surviving spouse and to one or more beneficiaries other than the surviving spouse, and any provision of this Article IV or the minimum distribution requirements provides different treatment for the portion of the Custodial Account to be distributed to the surviving spouse, then such portion, and the income earned thereon, shall be separated and treated as a separate Custodial Account with respect to such surviving spouse.

O. Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Individual or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Individual or beneficiary that the distribution so directed is one that the Individual or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Individual or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

Individual Retirement Plan and Custodial Agreement


V. Administration

Except as otherwise provided in the Plan, the Custodian shall, as directed in writing, on behalf of the Individual:

(1) Receive contributions pursuant to the provisions of the Plan;

(2) Hold, invest and reinvest the contributions in Fund Shares;

(3) Register any property in the Custodial Account in the name of the custodian or its nominee; and

(4) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of the Plan.

The Custodian shall deliver or cause to be executed and delivered to the Individual all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Individual.

The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Individual a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

Unless the Individual sends the Custodian written objection to a report within 60 days after its receipt, the Individual shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Individual unless otherwise required by law.

The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

The Individual agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

The Custodian shall be under no duty to question any direction of the Individual with respect to the investment of contributions, or to make suggestions to the Individual with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

The Custodian may resign as Custodian of any Individual's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Individual who will be affected by such resignation. If the Trust or the Individual does not appoint a successor custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

The Individual shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

The Custodian shall be entitled to receive and may charge against the Individual's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Individual in writing of any change in its fee schedule.

This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

The Custodian and Individual hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Individual further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

VI. The Trust

The Individual delegates to the Trust the following powers with respect to the
Plan: (1) to remove the Custodian and select a successor Custodian; and (2) to amend the Plan with the Custodian's consent as provided in Section VII.

The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Individuals adopting the Plan.

Neither the Trust nor any officer director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Individual or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Individual and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

VII. Amendment; Termination

The Individual delegates to the Trust and the Custodian the power to amend the Plan (including retroactive amendment).

The Individual may amend his/her Application (including retroactive amendment) by submitting to the Custodian (1) a copy of such amended Application, and (2) evidence satisfactory to the Custodian that the Plan as amended by such amended Application will continue to qualify as an Individual Retirement Account under the provisions of section 408 of the Code.

No amendment shall be effective if it would cause or permit (a) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Individual and his/her beneficiaries; (b) the Individual to be deprived of any portion of his/her interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (c) the imposition of an additional duty on the Custodian without its written consent.

The Individual reserves the right to terminate his/her adoption of this Plan by instrument in writing signed by him/her and filed with the Custodian.

VIII. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

A. Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

B. Application. The Individual Retirement Account Application, constituting an agreement between the Individual and the Custodian, by which the Individual adopts the Plan.

C. Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

D. Compensation. The total compensation received by an Individual during a period, including wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and including earned income, as defined in section 401(c) of the Code (reduced, in the case of a self-employed individual, by any federal income tax deduction taken for contributions to a qualified retirement (Keogh) plan). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall also include any amount includible in the Individual's gross income under section 71 of the Code with respect to a divorce or separation instrument described in section 71(b)(2)(A) of the Code.

E. Custodial Account. The account established for an Individual under the Plan.

F. Custodian. The bank named in the Application.

G. Disability. The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration.

H. Trust. Acorn Investment Trust, a regulated investment company.

I. Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under the Plan (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Participant who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or
(iii) with respect to any Participant not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

J. Individual. An individual who adopts the Plan as provided therein.

K. Rollover Contribution. A rollover amount or rollover contribution as described in section 402(a)(5) or 402(a)(7) (as in effect prior to January 1, 1993), 402(c) (effective January 1, 1993), 403(a)(4), 403(b)(8), or 408(d)(3) of
the Code, and regulations promulgated thereunder.

L. Simplified Employee Pension. An Individual Retirement Account with respect to which the requirements of section 408(k) of the Code are met.

The foregoing Individual Retirement Plan and Custodial Agreement of Acorn Investment Trust is adopted by the Individual by signing the Individual Retirement Account Application, which is incorporated herein and made a part hereof.

Internal Revenue Service                              Department of the Treasury

Plan Name:  IRA Custodial Account                     Washington D.C.  20224
FFN: 50127960000-001  Case:  9270228  EIN: 36-7008880
Letter Serial No:  D113156a                           PERSON TO CONTACT:
                                                       Mr. Welty

ACORN INVESTMENT TRUST                                Telephone Number:
                                                         (202) 622-8380
227 WEST MONROE STREET
                                                      Refer Reply to:  E:EP:Q:2
CHICAGO IL  60606
                                                      Date:  10/30/92



Dear Applicant:

In our opinion, the form of the prototype trust, custodial account or annuity contract identified above is acceptable under section 408 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986.

Each individual who adopts this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408, provided they follow the terms of the program and do not engage in certain transactions specified in Code section 408(e). Please provide a copy of this letter to each person affected.

The Internal Revenue Service has not evaluated the merits of this savings program and does not guarantee contributions or investments made under the savings program. Furthermore, this letter does not express any opinion as to the applicability of Code section 4975, regarding prohibited transactions.

Code section 408(i) and related regulations require that the trustee, custodian or issuer of a contract provide a disclosure statement to each participant in this program as specified in the regulations. Publication 590, Tax Information on Individual Retirement Arrangements, gives information about the items to be disclosed.

The trustee, custodian or issuer of a contract is also required to provide each adopting individual with annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

Sincerely yours,




/s/ John Swieca
John Swieca
Chief, Employee Plans
Qualifications Branch

Acorn Investment Trust

P.O. Box 8502
Boston, MA 02266-8502

IRA/SEP-IRA Application

All sections must be completed. Please type or print clearly.

Use this application to open an Acorn IRA or a SEP-IRA. To transfer your IRA directly to Acorn from another custodian, you must also complete the Acorn Investment Trust IRA Transfer Form. There is an acceptance fee of $5.00 per IRA account. If you have any questions, please call one of our friendly customer service representatives at 1-800-9-ACORN-9 (1-800-922-6769), weekdays, 8:00 am to 4:30 pm, Chicago (central) time.

YOUR ACCOUNT REGISTRATION


Social Security Number:  [ _ ][ _ ][ _ ][ _ ][ _ ][ _ ][ _ ][ _ ]
(used for tax reporting)

Date of Birth:           [ _ ][ _ ][ _ ][ _ ][ _ ][ _ ]
month, day, year


---------------------------------------------------
Name (first, middle initial, last)

---------------------------------------------------
Street Address and Apartment or P.O. Box

---------------------------------------------------
City           State          Zip Code

(    )
---------------------------------------------------
Daytime phone, including area code



[_] U.S. Citizen       [_] Resident Alien

To invest, you must be a U.S. citizen (or a non-citizen residing in the U.S.) with a social security or tax identification number.

We are required by the National Association of Securities Dealers (NASD) to ask for the following information:


---------------------------------------------------
Your Occupation


---------------------------------------------------
Employer


---------------------------------------------------
Employer's Address

[_] I am affiliated with or work for a member of the NASD.


CHOOSE YOUR INVESTMENTS

A separate IRA account will be established for each box you check below.


[_] Acorn USA (820)               $
                                   ----------------

[_] Acorn Fund (90)               $
                                   ----------------

[_] Acorn International (100)     $
                                   ----------------


[_] Short Term Income
    Money Market Portfolio (104)  $
                                   ----------------

  Acceptance Fee ($5 per fund)    $
                                   ----------------

  TOTAL AMOUNT                    $
                                   ----------------
















Make check(s) payable to State Street Bank and Trust Company and write the appropriate fund name on the check. Please indicate on your check the year for which the contribution is made.

DUPLICATE STATEMENTS

[_] Send duplicate statements for my account to:


---------------------------------------------------
Name (first, middle initial, last)

---------------------------------------------------
Street Address and Apartment or P.O. Box


---------------------------------------------------
City           State          Zip Code


TYPE OF IRA          SELECT ONLY ONE CATEGORY

[_] Regular IRA Contribution for Tax Year 199_

Check this box if your IRA will be used to make annual contributions up to a maximum of $2,000 per tax year.


[_] Direct transfer of an existing IRA

Check this box if you wish to authorize Acorn to transfer your existing IRA from another custodian to Acorn. You must also complete the enclosed IRA Transfer Form. Check type of IRA:

   [_] Regular IRA funded with annual contributions

   [_] Rollover IRA originally funded with a distribution from an employer-sponsored plan


[_] 60-day rollover of an existing IRA

Check this box if you are funding this IRA with money you have withdrawn from an IRA at another custodian and are reinvesting it at Acorn. Check type of IRA:

   [_] Regular IRA funded with annual contributions

   [_] Rollover IRA originally funded with a distribution from an employer-sponsored plan


[_] Rollover IRA from an employer-sponsored plan

Check this box only if you are funding this IRA with money you accumulated in an employer's retirement plan which is eligible for rollover. If you combine Rollover IRA and regular IRA funds in the same account, you will forfeit the right to reinvest your Rollover IRA funds in another employer's qualified plan in the future. Combining IRA funds may also have tax implications at distribution. Check method of funding:

   [_] A check payable to State Street Bank is enclosed.

   [_] My employer will send a check directly to State Street Bank.


[_] SEP-IRA
     Please see your tax advisor for the maximum contribution limits on your SEP-IRA or SARSEP-IRA.

   [_] Regular SEP-IRA Contribution for 199___

   [_] Regular Salary Reduction SEP-IRA (SARSEP) Contribution for 199___

   [_] 60-Day Rollover
       Check this box if you have withdrawn funds from a SEP-IRA at another custodian and are reinvesting them at Acorn.

   [_] Direct Transfer

       Check this box to authorize Acorn to transfer your existing SEP-IRA directly from another custodian. Please complete both this application and an IRA Transfer Form. Be sure to notify your employer.


                                                             (More on the back.)

AUTOMATIC INVESTMENT PLAN

To keep building your investments, you can easily add to your Acorn retirement accounts by joining the automatic investment plan:

[_] Automatic Investment Plan: to add to your Acorn IRA or
    SEP-IRA automatically.


[_] Acorn USA                  $
                                --------------------------------

   [_] monthly             [_] quarterly (check only one box)

[_] Acorn Fund                 $
                                --------------------------------

   [_] monthly             [_] quarterly (check only one box)


[_] Acorn International        $
                                --------------------------------

   [_] monthly             [_] quarterly (check only one box)


[_] Short Term Income
    Money Market Portfolio     $
                                --------------------------------

   [_] monthly             [_] quarterly (check only one box)


The minimum automatic investment is $100; the annual maximum investment for an IRA is $2,000. Your automatic investment will be drawn from your bank account on or about the 15th of the month; quarterly investments are made in January, April, July, and October. Attach a voided check from your bank checking account that you will be using.

IRA BENEFICIARY DESIGNATION

Please indicate your beneficiaries here. If you wish to designate additional beneficiaries, please attach additional instructions providing the necessary beneficiary information.

--------------------------------------------------------------------------------
Your Primary Beneficiaries

I hereby designate the person(s) named below as primary beneficiary(ies) to receive payment of the value of my IRA account upon my death. If any beneficiary is a trust, please indicate the trust's name and address, the date of the trust, and the trustee's name.

1
----------------------------------------------------------------
Name (first, middle, last):

2
----------  ----------------------------------------------------
Share %:*   Relationship  Date of Birth (month, day, year)


----------------------------------------------------------------
Name (first, middle, last):


----------  ----------------------------------------------------
Share %:*   Relationship  Date of Birth (month, day, year)

--------------------------------------------------------------------------------
Your Contingent Beneficiaries
If no primary beneficiary is living at the time of my death, I hereby specify that the balance be distributed to my contingent beneficiary(ies) named below.

1
----------------------------------------------------------------
Name (first, middle, last):

2
----------  ----------------------------------------------------
Share %:*   Relationship  Date of Birth (month, day, year)


----------------------------------------------------------------
Name (first, middle, last):


----------  ----------------------------------------------------
Share %:*   Relationship  Date of Birth (month, day, year)


*Share percentages must be whole, not fractional, numbers, and must add up to 100%. Payment to primary and contingent beneficiaries will be made according to the rules of succession described in the signature section.

SIGNATURE

Please sign at the end of this section. We must have a signature to open the account.

By signing this application I certify that:

 . I understand that the annual IRA maintenance fee of $10 per fund account will be separately billed or collected by redeeming sufficient shares from each fund account balance.

 . A $10 fee will apply for each disbursement other than an automatic installment payment.

 . Acorn may change the fee schedule from time to time, as provided in the Custodial Agreement. Acceptance will be evidenced by a Letter of Acceptance sent by or on behalf of Acorn and State Street Bank and Trust Company.

 . I understand that if more than one beneficiary is named and no percentages are indicated, payment shall be made in equal shares to my primary beneficiary(ies) who survives me. If a percentage is indicated and a primary beneficiary(ies) does not survive me, the percentage of that beneficiary's designated share shall be divided equally among the surviving primary beneficiary(ies).

 . I understand that if I choose not to designate any beneficiary(ies), my beneficiary will be my estate (unless state law requires otherwise). I am aware that my beneficiary designation becomes effective when delivered to Acorn and will remain in effect until I deliver to Acorn another beneficiary designation with a later date.

 . I understand that the beneficiary information provided herein will apply to all Acorn IRAs for which State Street Bank and Trust Company (SSB&T) (or its affiliate and/or any successor custodian appointed pursuant to the terms of such IRAs) acts as custodian, including regular IRAs, SEP-IRAs, and Rollover IRAs, and will replace all previous designation(s) I have made on any of my Acorn IRA accounts.

 . I hereby adopt the Acorn IRA, appointing SSB&T as Custodian and as agent to perform administrative services. Although SSB&T is a bank, I recognize that neither Acorn Investment Trust nor any mutual fund in which this IRA may be invested is a bank, and that mutual fund shares are not backed or guaranteed by any bank or insured by the FDIC. This agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts, except as superseded by federal law or statute.

 .  I further certify that I have, or my employer has, completed and executed
   Form 5305-SEP or Form 5305A-SEP and furnished to employees all materials required by applicable Department of Labor regulations. I further certify if my employer has adopted a Salary Reduction SEP, that I have entered into a salary reduction agreement.

 . I have received and read the prospectus for the fund(s) in which I am making a contribution, and have read and understand the IRA Custodial Agreement and Disclosure Statement. I hereby certify under penalties of perjury that my Social Security Number is correct and that I am of legal age to enter into this agreement.

 . By signing below, I hereby consent to the terms of the Acorn IRA and name the beneficiary(ies) I have designated in the application.


X
------------------------------------     --------------------
Signature                                Date


HOW DID YOU HEAR ABOUT US?


[_] press mention (specify)        [_] advertising (specify)

    -----------------------            ----------------------

[_] referred by friend/adviser     [_] other ________________


[_] I am a current Acorn shareholder

Send this form to State Street Bank and Trust Company in the enclosed postage-paid envelope or to the address on the reverse side.

Acorn Investment Trust

P.O. Box 8502
Boston, MA 02266-8502

IRA/SEP-IRA Transfer Form

                   All sections must be completed. Please type or print clearly.

Use this form to authorize Acorn to transfer your IRA or SEP-IRA directly from another IRA Custodian and invest it at Acorn. Please read the instructions on the back of this form before completing the Transfer Form. If you have any questions, please call one of our friendly customer service representatives at 1-800-9-ACORN-9 (1-800-922-6769), weekdays, 8:00 am to 4:30 pm, Chicago
(central) time.

ACCOUNT OWNERSHIP

Social Security Number:    [_][_][_] [_][_] [_][_][_][_]
(used for tax reporting)

Date of Birth:
month, day, year           [_][_] [_][_] [_][_]

__________________________________________________________
Name (first, middle initial, last)

__________________________________________________________
Street Address and Apartment or P.O. Box

__________________________________________________________
City                      State                   Zip Code

(_____)___________________________________________________
Daytime phone, including area code

TYPE OF IRA ACCOUNT

[_] REGULAR IRA   [_] SEP-IRA

[_] ROLLOVER IRA*

*Check this box ONLY if you are transferring an IRA representing a previous rollover from an employer-sponsored retirement plan. (See explanation on the other side, "IRA Transfer Checklist".)

CURRENT IRA CUSTODIAN/TRUSTEE

MY IRA IS CURRENTLY INVESTED IN:

[_] Mutual fund name

[_] CD/Date of Maturity (month-day-year)

    [_] Transfer the proceeds to my Acorn IRA at maturity. (Send us this Transfer Form at least three weeks prior to maturity. If the CD matures in less than three weeks, call 1-800-9-ACORN-9 (1-800-922-6769) for our overnight delivery address.)

    [_] Liquidate the CD immediately and transfer the proceeds to my Acorn IRA.
        (If you liquidate a CD prior to maturity, you may incur a penalty.)

[_] Other (Specify) _____________________

MY IRA IS CURRENTLY HELD AT: (Please call your current custodian for the correct address. If this information is not provided, it could significantly delay your transfer.)

__________________________________________________________
Name of Present Custodian

__________________________________________________________
Name of individual or department responsible for transfers

__________________________________________________________
Address of Present Custodian

__________________________________________________________
City                   State                      Zip Code

__________________________________________________________
Telephone Number                 Account Number
of Transferor Custodian          (Please attach a copy of
                                 your most recent statement)


INVESTING YOUR IRA TRANSFER

A.  Please check one of the following:

[_] I am opening a new Acorn IRA and am attaching my completed IRA application.

[_] I already own an Acorn IRA into which I am making this transfer.

B. Please list the name(s) of the fund(s) into which the transfer proceeds are to be deposited.

[_] ACORN USA                     $__________________
    Fund Account # (if existing)   __________________

[_] ACORN FUND                    $__________________
    Fund Account # (if existing)   __________________

[_] ACORN INTERNATIONAL           $__________________
    Fund Account # (if existing)   __________________

[_] SHORT TERM INCOME
    Money Market Portfolio        $__________________
    Fund Account # (if existing)   __________________

    TOTAL INVESTMENT              $__________________

If you do not indicate a fund choice, your transfer proceeds will be invested in the Short Term Income Fund, a money market fund.


AUTHORIZATION TO TRANSFER YOUR IRA


Check only one of the following:

[_] Please liquidate and transfer in cash the IRA account listed at left.

[_] Please liquidate and transfer $________ of the assets in the IRA account listed at left to my IRA.

[_] Please transfer in-kind my ____Acorn Fund ____Acorn USA ____Acorn
    International shares listed at left to an IRA with Acorn (see explanation on other side, "IRA Transfer Checklist")

     AND:

    [_] liquidate and transfer in cash all other assets in the IRA account listed at left that are not currently invested in the Acorn funds.

    [_] liquidate and transfer $________ of the other assets in the IRA account listed at left.

    [_] do not liquidate or transfer any assets in the IRA account listed at left other than those invested in the Acorn funds.



                                                             (More on the back.)

Acorn Investment Trust
WAM Brokerage Services, L.L.C.
P.O. Box 8502
Boston, MA 02266-8502

                                                                      IRA (9/96)

IRA/SEP-IRA Transfer Form, continued

YOUR SIGNATURE

I have received and read the prospectus for the fund(s) in which I am making my investment. If I am over 70 1/2, I attest that none of the amount to be transferred will include the required minimum distribution for the current year pursuant to Section 401(a)(9) of the Internal Revenue Code. If I have indicated an IRA Transfer which is different from the IRA I currently maintain (e.g., Regular IRA versus Rollover IRA), I hereby establish a new IRA, the terms of which shall be identical with the terms of the agreement for the Acorn IRA previously established.

________________________________________________________________________________
Your Signature                                           Date (month, day, year)

Signature Guarantee: Please call the custodian or other institution you are transferring from to see if a signature guarantee or other documentation is required.

________________________________________________________________________________
Name of Bank or Firm Providing Signature Guarantee      Signature of Officer and
                                                        Title (Be sure to
                                                        stamp Signature
                                                        Guarantee)

HOW TO TRANSFER YOUR IRA FROM ANOTHER INSTITUTION TO ACORN

1. Carefully read the prospectus of the Acorn fund you have selected.
2. Complete this Transfer Form to authorize Acorn to request your IRA funds directly from another institution. You can make an unlimited number of direct transfers without any tax implications.
3. If you do not already own an Acorn IRA, you must also complete the Acorn IRA Application and check the "Direct Transfer" box.
4. Mail your Transfer Form and Application (if you are opening a new Acorn IRA) in the enclosed postage-paid envelope or to State Street Bank and Trust Company, Attention: Acorn Investment Trust, P.O. Box 8502, Boston, MA 02266-8502.

IRA TRANSFER CHECKLIST

X If you combine Rollover IRA and regular IRA funds in the same account, you will forfeit the right to reinvest your Rollover IRA funds in another employer's qualified plan in the future. Combining IRA funds may also have tax implications at distribution.

X This Transfer Form cannot be used to transfer individual stocks (except shares of one of the Acorn funds) or bonds in kind. Instead, you must check the box for liquidation and cash transfer of those investments.

X If you currently hold Acorn shares in an IRA with another custodian, and you wish to transfer those shares directly to Acorn and avoid liquidating the shares prior to transfer, please check the box for a transfer "in-kind."

X Be sure you check with your present IRA custodian to see if a signature guarantee or other documentation is required.

X If possible, identify the individual or department responsible for transfers at your present IRA custodian and provide this information where requested on this form. This can help speed up the transfer process.

X If you are DIRECTLY rolling over a distribution from an employer-sponsored retirement plan into an Acorn Rollover IRA, please do not use this form. Simply check the correct box on the IRA APPLICATION and send it to State Street Bank and Trust Company at the indicated address.

ACORN WILL COMPLETE THIS SECTION

LETTER OF ACCEPTANCE AND INSTRUCTIONS FOR TRANSFER
TO AN ACORN IRA ACCOUNT

To Transferor Custodian: State Street Bank and Trust Company (and/or any successor custodian appointed pursuant to the terms of the Acorn IRA) will accept the transfer described above. Please transfer on a fiduciary-to-fiduciary basis all or part of the designated account as instructed on the other side, and make check payable and mail to the custodian, State Street Bank and Trust Company, Attention: Acorn Investment Trust, P.O. Box 8502, Boston, MA 02266-8502.

ALSO INCLUDE THE FOLLOWING INFORMATION ON THE CHECK:

________________                       _____________
Reference Number                       FBO

___________________________________    _____________
Authorized Acorn Signature             Date

SEND THIS FORM TO STATE STREET BANK AND TRUST COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO THE ADDRESS ON THE REVERSE SIDE.